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                         MAHONING NATIONAL BANCORP, INC.
                                    FORM 10-K



                                   EXHIBIT 21


                         Subsidiaries of the Registrant

        The following is the sole subsidiary of Mahoning National
        Bancorp, Inc.:

                   The Mahoning National Bank of Youngstown
                   23 Federal Plaza
                   Youngstown, Ohio  44501-0479

                   (Incorporated in Ohio)